UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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Isramco, Inc.
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ISRAMCO, INC.
2425 West Loop South, Suite 810
Houston Texas 77027

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the 2012 annual meeting (the "Annual Meeting") of the shareholders of Isramco, Inc. (the "Company") will be held at the Company's offices at 2425 West Loop South, Suite 810 Houston Texas 77027, on December 28, 2012 at 9:30 A.M., local time, for the following purposes:

(i) to elect six directors of the Company to hold office until the next annual meeting of the shareholders and until their respective successors shall have been duly elected and qualified;

(ii) to ratify the appointment of Malone Bailey, LLP as the Company's independent public accounting firm for the year ending December 31, 2012; and

(iii) to transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on November 30, 2012, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. A complete list of shareholders entitled to vote at the meeting will be available for examination at the offices of the Company for ten (10) days prior to the meeting. Only shareholders of record at the close of business on November 30, 2012 (the “Record Date”) are entitled to vote at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Haim Tsuff
Chairman of the Board
Chief Executive Officer
President

December 15, 2012

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

ISRAMCO, INC.
2425 West Loop South, Suite 810
Houston Texas 77027

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 28, 2012

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Isramco, Inc., a Delaware corporation (the "Company") for use at the 2012 annual meeting (the "Annual Meeting") of the Company's shareholders (the "Shareholders") to be held at the Company's offices at 2425 West Loop South, Suite 810, Houston, Texas 77027, on Friday, December 28, 2012 at 9:30 A.M., local time, and any adjournment(s) thereof.

Our Board of Directors has made these proxy materials available to you on the Internet on or about December 10, 2012 at its transfer agent, American Stock Transfer, at www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=03348 as described in the Notice of Internet Availability of Proxy Materials (the “Notice”), mailed to Shareholders of record and beneficial holders. Alternatively, upon your request, printed versions of these proxy materials will be delivered to you by mail, in connection with the Board of Directors’ solicitation of proxies for use at our 2012 Annual Meeting of Shareholders. Our Shareholders are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement. These proxy materials include: our proxy statement for (and notice of) the Annual Meeting; and our Annual Report on Form 10-K for the year ended December 31, 2011, which includes our annual audited financial statements for fiscal 2011.  If you requested printed versions of these proxy materials by mail, these proxy materials also include our 2012 annual meeting proxy card or a voting information card for submitting your vote in writing to us or your broker, as the case may be.

Purposes of the 2012 Annual Meeting

At the Annual Meeting, the Shareholders will be asked to:

(i) to elect six directors of the Company to hold office until the next annual meeting of the Shareholders and until their respective successors shall have been duly elected and qualified;

(ii) to ratify the appointment of Malone Bailey, LLP as the Company's independent public accounting firm for the year ending December 31, 2012; and

(iii) to transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

Voting Rights

To have a valid meeting of the Shareholders, a quorum of the Company's Shareholders is necessary. A quorum consists of Shareholders holding a majority of the shares of the common stock of the Company (the “Common Stock”) issued and outstanding and entitled to vote on the Record Date present in person or by proxy at the Annual Meeting. Shareholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the meeting or by presenting a later-dated proxy. Unless so revoked, the shares represented by proxies will be voted at the meeting. The shares represented by the proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein, but if no direction is given, such shares will be voted in accordance with the Board’s recommendations.

All voting rights are vested exclusively in the holders of Common Stock. Only holders of Common Stock at the close of business on November 30, 2012 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, there were a total of 2,717,691 shares of Common Stock outstanding. Each holder of Common Stock entitled to vote at the Annual Meeting is entitled to one vote for each share held.

Shareholders representing a majority of the Common Stock issued and outstanding as of the Record Date, present in person or by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment(s) thereof. Abstentions and shares held of record by a broker for which the broker has discretionary authority or instructions to vote the shares are counted as shares that are present at the Annual Meeting for purposes of determining a quorum.

Abstentions occur when Shareholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the Shareholders are voting.There are also non-discretionary matters for which brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. For Proposals 1 (Election of Directors), to be voted on at the Annual Meeting, you must provide timely instructions on how the broker or other nominee should vote your shares. When a broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker or other nominee should vote your shares and the broker or other nominee indicates it does not have authority to vote such shares on its proxy, a “broker non-vote” results. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

Assuming a quorum is present at the Annual Meeting, the following is a summary of the vote required to approve each proposal, as well as the effect of broker non-votes and abstentions.

☐
Proposal 1 (Election of Directors):  To be elected, each nominee for election as a director must receive the affirmative vote    of a majority of the votes of the Company’s Common Stock, present in person or by proxy at the meeting and entitled to vote on the proposal.  Abstentions may not be specified as to the election of directors, but you may withhold your vote as to any nominee.  Votes that are withheld from a director’s election will be counted toward a quorum, but will not affect the outcome of the vote on the election of a director.  Broker non-votes will not be taken into account in determining the outcome of the election.

☐
Proposal 2 (Ratify Appointment Outside Auditors): To ratify the appointment of Malone Bailey, LLP as the company’s independent Public accounting firm for the year ending December 31, 2012. To be ratified, Malone Bailey, LLP must receive the affirmative vote of a majority of the votes of the Company’s Common Stock, present in person or by proxy at the meeting and entitled to vote on the proposal. Broker non-votes will not be taken into account in determining the outcome of the election.

How Can I Vote Without Attending the Annual Meeting?

There are three methods for registered Stockholders to direct their vote by proxy without attending the Annual Meeting:

•   Vote by Internet. You can vote via the Internet. The website address for Internet voting is provided on your Notice or proxy card. You will need to use the control number appearing on your Notice or proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on Thursday, December 20, 2012. Internet voting is available 24 hours a day. If you vote via the Internet you do NOT need to vote by telephone or return a proxy card.

•   Vote by Telephone. You can also vote by telephone by calling the toll-free telephone number provided on the Internet link on your Notice or on your proxy card. You will need to use the control number appearing on your Notice or proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 11:59 P.M. Eastern Time on Thursday, December 20, 2012. Telephone voting is available 24 hours a day. If you vote by telephone you do NOT need to vote over the Internet or return a proxy card.

•   Vote by Mail. If you received a printed copy of the proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information, as of the Record Date, concerning the ownership of the Common Stock by (a) each of the Company's directors, (b) the Company’s Chief Executive Officer, Chief Financial Officer, former Vice President and General Counsel and a key employee  (the “Named Executive Officers), (c) all current directors, executive officers of the Company as a group; and (d) each person who beneficially owns more than five percent of the Company’s Common Stock.

	Number of Shares Percent of
Name of Beneficial Owner (1)	Beneficially Owned (2)		Common Stock (2)
Haim Tsuff, Chairman, CEO, and President	1,794,320	(3) (4) (5) (6) (7)	66.02%

Naphtha Holding Ltd.	1,732,641	(4)	63.75%

Naphtha Israel Petroleum Corp.	1,732,641	(4)	63.75%

United Kingsway Ltd.	1,732,641	(4)	63.75%

YHK Investment L.P.	1,732,641	(4)	63.75%

J.O.E.L. Jerusalem Oil Exploration Ltd.	1,732,641	(4)	63.75%

Equital Ltd.	1,732,641	(4)	63.75%

Naphtha Exploration LP	7,804	(5)	*

Israel Oil Company, Ltd	74,500	(6)	2.74%

Isramco – Negev 2 Limited Partnership	134,037	(7)	4.93%

Joseph From, Director	--		--

Max Pridgeon, Director	--		--

Itai Ram, Director	--		--

Frans Sluiter, Director	--		--

Asaf Yarkoni, Director	--		--

Edy Francis, Chief Financial Officer	--		--

Jim Hutchinson, Vice President and General Counsel (8)	--		--

Yossi Levy, Manager (9)	--		--

Curt L. Warnock, Legal Counsel and Corporate Secretary(10)	--		--

All directors and executive officers as a group (8 persons)	1,794,320	(1-10)	66.02%

(1) Unless otherwise specified, the address of such person is c/o Isramco, Inc., 2425 West Loop South, Suite 810, Houston, Texas 77027.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities.  In accordance with SEC rules, shares of Common Stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days of the Record Date are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant.  Except as indicated by footnote, and subject to community property laws where applicable, to the knowledge of the Company, each person listed is believed to have sole voting and investment power with respect to all shares of Common Stock owned by such person.

(3) Haim Tsuff, the Company’s Chairman of the Board, Chief Executive Officer and President, holds directly 61,679 shares of the Company.  In addition, as described in Notes 4, 5, 6 and 7 below, he may be deemed to control an additional 1,732,641 shares of Common Stock.

 (4) Naphtha Israel Petroleum Corp. (“Naphtha Petroleum”), an Israeli public company whose shares are traded on the Tel Aviv Exchange, holds all of the outstanding voting shares of Naphtha Holdings Ltd. (“Naphtha Holdings”), a private Israeli company.  Haim Tsuff, the Company’s Chairman of the Board, Chief Executive Officer and President, may be deemed to beneficially own any shares held by Naphtha Holdings within the meaning of Rule 13d-3 of the Exchange Act, by virtue of the control that he exercises over Naphtha Petroleum.  The nature Mr. Tsuff’s control over Naphtha Petroleum is described in the succeeding paragraphs.

Mr. Tsuff holds all of the outstanding voting shares of United Kingsway Limited (“United Kingsway”), a BVI private company.  He also serves as the sole director of United Kingsway.  United Kingsway holds 74% of the outstanding membership interests in each of YHK Investment L.P (“YHK LP”), an Israeli limited partnership and YHK General Manager Ltd. (“YHK Manager”), a private Israeli company that serves as the general partner of YHP LP.   YHK LP holds 44.5% of the outstanding voting securities of Equital Ltd. (“Equital”), an Israeli public company listed on the Tel Aviv Exchange.

Equital holds 37% of the outstanding voting securities of  J.O.E.L. - Jerusalem Oil Exploration Ltd. (“J.O.E.L.”), a public company Israeli company.

J.O.E.L. holds 65% of the outstanding voting securities Naphtha Petroleum which, as noted above, holds all of the outstanding voting securities of Naphtha Holdings.

The 1,429,949 shares of Common Stock referred to in the table above are held solely in the name of Naphtha Holdings.  None of United Kingsway, YHP LP, YHK Manager, Equital or J.O.E.L. holds, directly, any shares of the Company’s Common Stock.

(5) Haim Tsuff, the Company’s Chairman of the Board, Chief Executive Officer and President, may be deemed to control the shares held directly by Naphtha Exploration LP., an Israeli limited partnership listed on the Tel Aviv Exchange (“Naphtha Exploration”), through control of its general partner, Naphtha Partnerships Management Ltd.

(6)  Haim Tsuff, the Company’s Chairman of the Board, Chief Executive Officer and President , may be deemed to control the shares held directly by I.O.C. Israel Oil Company Ltd., an Israeli private company (“I.O.C.”) through control of Jerusalem Oil Exploration Ltd and Naphtha Israel Corp Ltd Petroleum which owns 99.99% of I.O.C.

(7) Isramco Negev 2 Limited Partnership (“Isramco Negev 2”) is an Israeli limited partnership listed on the Tel Aviv Exchange.  Haim Tsuff, the Company’s Chairman of the Board, Chief Executive Officer and President, may be deemed to beneficially own any shares held by Isramco Negev 2 within the meaning of Rule 13d-3 of the Exchange Act, by virtue of the control that he exercises over Isramco Oil & Gas Ltd., a private Israeli company that is the general partner of Isramco Negev 2.

(8) Mr. Hutchinson resigned 2011.

(9)  Mr. Levy was a key employee and resigned 2011.

(10)  Curt L. Warnock joined the Company in October 28, 2011.

(11) See Notes 3 through 7 above.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

The primary objectives of our market based compensation program for Haim Tsuff, Chairman of the Board, Chief Executive Officer and President; Edy Francis,  Chief Financial Officer; Jim Hutchinson, the Company’s former Vice President and General Counsel; and Curt L. Warnock, Legal Counsel and Corporate Secretary (collectively the  Named Executive Officers) were and are to attract and retain qualified and experienced executive talent, provide appropriate incentives for the Company's Named Executive Officers' to apply their efforts in such a way that supports our financial performance objectives and business strategy, and to align their incentives with enhancement of shareholder value. In particular, our compensation program for Named Executive Officers is designed to reward superior job performance and individual initiative to help increase the Company's oil and gas reserves, production rates, earnings per share and to manage operating costs.

The Compensation Committee adopted a new charter in January of 2012 (the “Compensation Committee Charter”).  This Charter is not currently available on the Company’s web site, but has been included as Appendix A to this Proxy Statement.  Under the Compensation Committee Charter,  the Compensation Committee is required to set the compensation of our Chief Executive Officer and Chief Financial Officer and is required to review and approve the evaluation process and the compensation of our other Named Executive Officers. The Compensation Committee is developing metrics by which executive cash incentives and stock-related incentives will be awarded through the Company's incentive plans. In that effort, the Compensation Committee seeks to compensate the Company's Named Executive Officers so that their aggregate cash and equity compensation is comparable to the market compensation for similarly-situated executives at the companies we consider to be our peers.

Role of the Compensation Committee, its Consultants and Management

Our Board has entrusted the Compensation Committee to carry out the Board's overall responsibility relating to the compensation of our Named Executive Officers. Our Chief Executive Officer also plays an important role in the executive compensation process, in overseeing the performance and dynamics of the executive team and generally keeping the Compensation Committee informed of business objectives and performance. All final approvals regarding our Named Executive Officers' compensation remain with the Compensation Committee. Finally, the Company or the Committee may retain an independent consulting firm and/or legal counsel experienced in executive and overall compensation practices and policies to assist the Compensation Committee in calibrating the form and amount of executive compensation.

            The Compensation Committee, together with the assistance and recommendation of our Chief Executive Officer, and other advisors deemed appropriate by the Compensation Committee, typically reviews and discusses each particular executive compensation component presented and approves the compensation of the other Named Executive Officers. In the case of our Chief Executive Officer, the Compensation Committee reviews and discusses each compensation component (together with compensation consultants and any counsel, other advisors or members of management deemed appropriate by the Compensation Committee). Following this review, the Compensation Committee sets the salary and other compensation of our Chief Executive Officer.

Market Analysis

When making compensation decisions, the Compensation Committee considers comparative compensation information of select peer and industry companies as a reference in its review and approval of compensation for our Named Executive Officers. This review is done with respect to both the structure of our executive compensation program as well as the targeted amount of compensation.  The company has selected the following companies as peers for such review

Approach Resources Inc.
GASCO Energy, Inc.
Double Eagle Petroleum Co.
Credo Petroleum Corporation
FX Energy Inc.
Harken Energy Corporation
Ram Energy Resources, Inc.
Warren Resources Inc.
Toreador Resources Corporation
Houston American Energy Corporation

Because the comparative compensation information is just one of the several analytic tools that are used in setting executive compensation, the Compensation Committee has discretion in determining the nature and extent of its use of any or all of the comparative companies. When exercising its discretion, the Compensation Committee may consider factors such as the nature of officer's duties and responsibilities as compared to the corresponding position in the peer companies, the experience and value the officer brings to the role, the officer's performance results, demonstrated success in meeting key financial and other business objectives and the amount of the officer's pay relative to the pay of his or her peers within our company.

Elements of Executive Compensation

Our Named Executive Officers' compensation currently has two primary components—base salary and annual cash incentive compensation. Base salary is primarily designed to reward current and past performance and may be adjusted from time to time to realign salaries with market levels. Annual cash incentive awards are granted to incentivize our Named Executive Officers to assist the Company in achieving its performance goals as well as to achieve their individual performance goals. In addition, our Named Executive Officers participate in the benefit plans and programs that are generally available to all employees of the Company and receive perquisites and other personal benefits, all of which are intended to be part of a competitive overall compensation program.

Base Salary. Initial base salaries for our Named Executive Officers are established based on their role within the Company and the scope of their responsibilities, taking into account market compensation paid by the peer companies described above. Their base salaries are reviewed annually and increased from time to time to realign salaries with those market levels after taking into account individual responsibilities, performance, experience and/or cost of living.

Annual Cash Incentive Compensation Plan

For 2012, our executive annual incentive cash awards (the "Cash Incentive Awards") were designed to align executive officer pay with overall company financial performance, as well as performance against important short-term initiatives. There are no target amounts and amounts paid are at the discretion of the Chief Executive Officer.

Other Compensation and Benefits.

All of our Named Executive Officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision,  voluntary  life, and dependent life. These benefits are provided so as to assure that we are able to maintain a competitive position in terms of attracting and retaining executive officers and other employees.

Perquisites and Other Personal Benefits.

We provide our Named Executive Officers with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain employees for key executive positions.

Setting Executive Compensation in 2011

Base Salary. The base salary of each Named Executive Officer is reviewed annually by the Compensation Committee. For our Named Executive Officers other than Chief Executive Officer, our Chief Executive Officer recommends salary increases, which are reviewed and approved by the Compensation Committee.

For 2011, the primary factor in determining the amount of increase in base salary was the Compensation Committee's subjective assessment of individual performance of each of our Named Executive Officers. The Compensation Committee also reviewed the comparative compensation data discussed above to assess the reasonableness of the base salary amounts in light of the officer's duties and responsibilities as compared to similarly situated officers. The following table reflects annualized base salary amounts for the Named Executive Officers for 2012 and 2011:

Name	2012 Base Salary	2011 Base Salary
Haim Tsuff	$360,000	$360,000
Edy Francis	84,600	81,350
Jim Hutchinson (1)	0	150,000
Yossi Levy (2)	0	0
Curt L. Warnock	152,917	150,000

1.	Mr. Hutchinson resigned in March 2011
2.	Mr. Levy was General Manager of Equital, an affiliate of the Company which is described above. The Company and Equital had an arrangement pursuant to which the Company paid Equital $120,000 during 2009, 2010 and 2011 for management services. Mr. Levy, an employee of Equital, provided these services to Isramco. Isramco made no direct payment to Mr. Levy in respect of fiscal 2009, 2010, or 2011. Mr. Haim Tsuff, our Chairman of the Board, Chief Executive Officer and President, may be deemed to control Equital. Mr. Levy resigned in 2011

Annual Cash Incentive Compensation.

In connection with its review of the performance of each of our Named Executive Officers, the Compensation Committee specifically considered each executive's leadership in achieving each of the business goals described above. The Compensation Committee also considered the difficulty of achieving the performance goals in the face of an extremely challenging economy. The following is a discussion of the material factors the Compensation Committee considered in assessing each Named Executive Officer's contribution and achievement of his or her individual performance goals:

•
Haim Tsuff: In assessing Mr. Tsuff’s performance, the Compensation Committee considered the leadership and strategic vision that he provides for the continued growth of the Company as Chief Executive Officer and President. As a result of his significant ownership position in the Company, Mr. Tsuff’s objectives are closely aligned with those of our stockholders.

•
Edy Francis: In assessing Mr. Francis’ performance, the Compensation Committee considered his role as Chief Financial Officer, including his management of financial restructuring and accounting management that impacted the Company's business.

•
Jim Hutchinson: In assessing Mr. Hutchinson’s performance, the Compensation Committee considered his role as general counsel and sole in-house attorney, including his management of legal issues that impacted the Company's business.

•	Yossi Levy: The Compensation Committee did not set Mr. Levy’s compensation and made no evaluation of his performance for compensation purposes.

•
Curt L. Warnock: In assessing Mr. Warnock’s performance, the Compensation Committee considered his role as sole in-house counsel, head of the Land and Human Resources functions, including his management of issues that impacted the Company’s business.

Accordingly, the following chart presents information about the awards earned by each of our Named Executive Officers:

Named Executive Officer	2011 Incentive Payout as a % of Base Salary	$ Amount Earned
Haim Tsuff	0%	0
Edy Francis	88.7%	75,000
Jim Hutchinson	0%	0
Yossi Levy (1)	0%	0
Curt L. Warnock	0%	$750

(1) Mr. Levy was the General Manager of Equital, an affiliate of the Company which described above.  The Company and Equital had an arrangement pursuant to which the Company paid Equital $120,000 during 2009 and 2010 for management services.   Mr. Levy, an employee of Equital, provided these services to Isramco.  Isramco made no direct payment to Mr. Levy in respect of fiscal 2008, 2009, 2010, or 2011.  Mr. Haim Tsuff, our Chairman of the Board, Chief Executive Officer and President, may be deemed to control Equital.

For more information on total compensation paid to our Named Executive Officers, see "Executive Compensation and Related Information— 2011 Summary Compensation Table."

 Compensation Policies

Adjustment or Recovery of Awards upon Restatement of Company Performance. The Company does have a formal policy requiring its Named Executive Officers to return cash and equity incentive awards if the relevant performance targets upon which the awards are based are ever restated or otherwise adjusted in a manner that would reduce the size of an award or payment.  The Company also has a provision in the employment contracts with Named Executive Officers allowing the company to force the return of any cash and equity incentive awards if the relevant performance targets upon which the awards are based are ever restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

Stock Ownership Guidelines. The Company has no stock ownership guidelines for it Named Executive Officers or for its Directors.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on the Compensation Committee's review of and discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee.

Max Pridgeon – Chairman

Itai Ram

Joseph From

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Max Pridgeon served on the Compensation Committee in 2011. No member of the committee has served as one of our officers or employees at any time. None of our executive officers served, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.

The following table sets forth information for the fiscal years ended December 31, 2009, December 31, 2010, and December 31, 2011 and concerning compensation of the Named Executive Officers:

Summary Compensation Table
STOCK	ALL OTHER

Name and Principal Position	Year	Salary	Cash Bonus	Stock Awards	All Other Compensation	Total
Haim Tsuff	2011	$360,000	$0	$0	$0	$360,000
Chairman, Chief Executive Officer, President	2010	360,000	0	0	0	360,000
	2009	360,000	0	0	0	360,000

Yossi Levy (1)	2011	0	0	0	0	0
President	2010	0	0	0	0	0
	2009	0	0	0	0	0

Edy Francis	2011	84,600	75,000	0	47,698	207,298
Senior Vice President, Chief Financial Officer and Chief Accounting Officer	2010	81,350	50,000	0	45,412	176,762
	2009	71,600	5,000	0	30,302	106,902

Jim Hutchinson	2011	37,500	0	0	0	37,500
Vice President and Counsel	2010	150,000	4,000	0	11,702	165,702
	2009	150,000	1,500	0	8,469	159,969

Curt L. Warnock Legal Counsel and Corporate Secretary	2011	26,154	$750	0	0	26,903

(1)
Mr. Levy was the General Manager of Equital, an affiliate of the Company which described above.  The Company and Equital had an arrangement pursuant to which the Company paid Equital $120,000 during 2009 and 2010 for management services.   Mr. Levy, an employee of Equital, provided these services to Isramco.  Isramco made no direct payment to Mr. Levy in respect of fiscal 2009, 2010, or 2011.  Mr. Haim Tsuff, our Chairman of the Board, Chief Executive Officer and President, may be deemed to control Equital.

 EMPLOYMENT/CONSULTING AGREEMENTS

On November 17, 2008, the Company) and Goodrich Global Ltd. (“Goodrich”), a company owned and controlled by Mr. Haim Tsuff, the Company's Chairman of the Board, Chief Executive Officer and President, entered into an Amended and Restated Agreement, as subsequently amended on November 24, 2008 (“Goodrich Agreement”).  The Goodrich Agreement replaced the consulting agreement entered into in May 1996 between the Company and Goodrich which terminated on May 31, 2008, pursuant to which the Company paid $240,000 per annum in installments of $20,000 per month.  Under the Goodrich Agreement, as of June 1, 2008, the Company pays  Goodrich $360,000 per annum in installments of $30,000 per month in addition to reimbursing Goodrich for all reasonable expenses incurred in connection with services rendered to the Company.  The Goodrich Agreement had an initial term through May 31, 2012, and automatically extended by its terms for an additional three-year period The Goodrich Agreement contains certain customary confidentiality and non-compete provisions.  If the Goodrich Agreement is terminated by the Company prior to the expiration of the initial term, other than for cause, then Goodrich is entitled to receive the equivalent of payments due through the then remaining term of the agreement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Except as described under the agreements listed above, there are no payments or other obligations in the event of termination or change-in-control.

DIRECTOR COMPENSATION:

The following table sets forth information concerning the compensation of our directors for the fiscal year ended December 31, 2011

	FEES PAID	OPTION
	IN CASH	AWARDS	TOTAL
NAME (1)	($)	($)(2)	($)
Michelle R. Cinnamon-Flores	$0	--	$0
Joseph From	$0	--	$0
Marc E. Kalton	$9,750	--	$9,750
Max Pridgeon	$9,750	--	$9,750
Itai Ram	$0	--	$0
Asaf Yarkoni	$0	--	$0
Frans Sluiter	$0	--	$0

RELATED TRANSACTIONS:

Loans:

In 2007 and 2008, the Company borrowed money from related parties in order to obtain the funds necessary to purchase the oil and gas properties in the transactions with Five States Energy (in 2007) and GFB Acquisition – 1, L.P and TransRepublic Resources (in 2008).  Specifically:

A.            In order to obtain the funds necessary to consummate the Company’s February 2007 purchase of oil and gas properties from Five States Energy, the Company obtained loans in the totaling $42 million from Naphtha Petroleum (and subsidiaries thereof) as below:

i)            Pursuant to a Loan Agreement dated as of February 27, 2007 (the "First Naphtha Loan Agreement"), the Company obtained an $18.5 million loan from Naphtha Petroleum.  The loan bears interest at per annum rate equal to the LIBOR plus 5.5%, not to exceed 11% per annum.  Interest is payable at the end of each loan year.  Principal plus any accrued and unpaid interest is due and payable on February 26, 2014.  Interest after the maturity date accrues at the per annum rate of LIBOR plus 12% until paid in full.  As specified in the Loan Agreement, the interest payable to Naphtha Petroleum is subject to and limited in all cases to the maximum legal rate of interest that may be paid under the laws of the State of Texas. The loan may be prepaid at any time, in whole or in part, without penalty or prepayment.  In December 2007, the Company prepaid approximately $13.9 million in respect of principal and interest for 2007 and we made additional payments aggregating approximately $6.3 million in respect to principal and interest for 2008.  No payments were made in 2009. Approximately $138,000 in interest was paid in 2011.  In 2012 the full remaining balance of approximately $1 million was paid and the loan was fully paid.

ii)           Pursuant to a Loan Agreement dated as of February 27, 2007 (the "Second Naphtha Loan Agreement") the Company obtained a loan from Naphtha Petroleum in the principal amount of $11.5 million, payable at the end of seven years.  Interest accrues at a rate of LIBOR plus 6%, per annum.  As specified in the Second Naphtha Loan Agreement, the interest payable to Naphtha Petroleum is subject to and limited in all cases to the maximum legal rate of interest that may be paid under the laws of the State of Texas. The Company can make prepayments without premium or penalty.  This loan is unsecured.  The other material terms of the Second Naphtha Loan Agreement are identical to the terms of the First Naphtha Loan Agreement.  The Company paid approximately $1.3 million in interest for 2008 and made no payments in 2009 or 2010 and paid approximately $1.2 million in interest in 2011.  As of November 30, 2012, approximately $11.5 million remains outstanding.  Effective February 1, 2009, the Second Naphtha Loan Agreement was amended and restated to extend the payment deadlines arising on and after February, 2009, by two years.

iii)           Pursuant to another Loan Agreement, also dated as of February 27, 2007  the Company obtained a loan from I.O.C. – Israel Oil Company, Ltd. in the principal amount of $12 million, repayable after five years.  Interest on this loan accrues at LIBOR plus 6% per annum.  As specified in the Loan Agreement, the interest payable to I.O.C. is subject to and limited in all cases to the maximum legal rate of interest that may be paid under the laws of the State of Texas. The Company

can make prepayments without premium or penalty.  This loan is unsecured.   The Company paid approximately $1.3 million in interest only for fiscal year 2008 and made no payments in 2009 or 2010.  As of November 30, 2012, approximately $12 million remains outstanding. The original Maturity date on the loan was February 26, 2014.  Effective February 1, 2009, the loan agreement was amended and restated to extend the payment deadlines arising on and after February, 2009, by two years.

iv)           Pursuant to a Loan Agreement dated as of February 26, 2007 the Company obtained a loan from J.O.E.L in the principal amount of $7 million bearing interest at the rate of 5.36% per annum.  This loan was originally repayable at the end of three months.  On July 2007, the Company and J.O.E.L. reached an agreement to revise the term of the Loan to seven years and to revise the interest rate to LIBOR plus 6% per annum.  , The interest payable to J.O.E.L is subject to and limited in all cases to the maximum legal rate of interest that may be paid under the laws of the State of Texas.  The Company paid approximately $840,000 in interest for 2008. In 2009 we paid J.O.E.L. $7,701,491 representing the entire outstanding principal balance of the loan and all accrued interest.  Jackob Maimon, who was Isramco's President and a director at the time of this loan, was also a director of J.O.E.L.  Haim Tsuff, Isramco's Chairman of the Board, Chief Executive Officer and President, is a controlling shareholder of J.O.E.L. As of December 31, 2009, this loan was fully paid.

B.           In order to obtain the funds necessary to consummate the March 2008 purchase of oil and gas properties from GFB Acquisition – I, L.P. and TransRepublic Resources, the Company obtained loans from J.O.E.L., a related party, in the aggregate principal amount of $48.9 million.  These loans were initially repayable at the end of 4 months and bore interest at a rate of LIBOR plus 1.25% per annum. On May 25, 2008, the Company entered into an Amended and Restated Loan Agreement with J.O.E.L. (the “J.O.E.L. Loan Agreement”) that revised the terms of these loans and, among other things, extended the maturity date for an additional seven years.  Under the J.O.E.L. Loan Agreement, interest accrues at a rate equal to the London Inter-bank Offered Rate (“LIBOR”) plus 6% per annum. However, as specified in the J.O.E. L. Loan Agreement, the interest payable to J.O.E.L. is subject to and limited in all cases to the maximum legal rate of interest that may be paid under the laws of the State of Texas. Principal and interest are due and payable in four equal annual installments, commencing on June 30, 2012.   The loan can be prepaid in whole or in part without premium or penalty.  The loan is unsecured except to the extent of any accounts of the Company held by J.O.E.L. which were not material in amount.  In 2008 and 2009, the Company paid J.O.E.L. approximately $2.3 million in interest.  In 2011 the Company paid $3,856,178 in interest and $7,038,948 in principal.  Through November 30, 2012, the Company had paid $2,424,242 in interest.  As of November 30, 2012, approximately $41.9 million remains outstanding.  Haim Tsuff, Isramco’s Chairman of the Board, Chief Executive Officer and President, is a controlling shareholder of J.O.E.L. and Jackob Maimon, a former president and director of Isramco, was a director of J.O.E.L.

C.           In July 2009 we entered into a loan transaction with I.O.C., a related party, pursuant to which the Company borrowed $6 million (the “I.O.C. Loan”).  The purpose of the I.O.C. Loan was to provide funds to Isramco Resources, LLC, which in turn paid this amount to Bank of Nova Scotia, as administrative agent, and Capital One, N.A., as a syndication agent, under the Senior Credit Agreement between the parties.  This payment reduced the outstanding balance below the borrowing base and avoided the requirement that imposition of additional interest under the Senior Credit Agreement.  Amounts outstanding under the Loan with I.O.C. bear interest at LIBOR plus 6.0%. The interest payable to I.O.C. limited in all cases, to the maximum legal rate of interest that may be paid under the laws of the State of Texas.  The Loan matures in five years, with accrued interest payable annually on each anniversary date of the loan.  The Loan may be prepaid at any time without penalty.  This Loan is unsecured.  I.O.C. is fully owned by Naphtha Petroleum.  Naphtha Petroleum is the sole shareholder of Naphtha Holdings, Ltd., which is the record holder of approximately 55.79% of our outstanding Common Stock and which may be deemed to be controlled by Haim Tsuff, the Chairman of the Board, Chief Executive Officer and President of Isramco.  As of November 30, 2012, approximately $6,000,000 in principal amount remains outstanding and the Company had paid no interest.

 D.           In March 2009 we entered into a loan transaction with I.O.C., a related party, pursuant to which the Company borrowed $11 million (the “Second I.O.C. Loan”).  The purpose of the Second I.O.C. Loan was to provide funds to Isramco Resources, LLC, which in turn used the proceed to pay all amounts due under the Credit Facility and then existing hedges with Wells Fargo Bank National Association and other corporate purposes   Amounts outstanding under the Loan with I.O.C. bear interest at LIBOR plus 6.0%. The interest payable to I.O.C. is limited in all cases, to the maximum legal rate of interest that may be paid under the laws of the State of Texas.  The Loan matures March 2012.  The Loan may be prepaid at any time without penalty.  This Loan is unsecured.  I.O.C. is fully owned by Naphtha Petroleum.  Naphtha Petroleum is the sole shareholder of Naphtha Holdings, Ltd., which is the record holder of approximately 48.39% of our outstanding Common Stock and which may be deemed to be controlled by Haim Tsuff, the Chairman of the Board, Chief Executive Officer and President of Isramco.  In 2011 we made payments of approximately $4.5 million in principal and $552,000 in interest.  As of November 30, 2012, approximately $6,456,000 in principal amount remains outstanding.  The Second IOC Loan agreement was renegotiated in October 2012 extending the maturity date from March 2012 to September 2012 and reducing the interest rate from LIBOR plus 6.0% to LIBOR plus 5.5%.

E.           On March 29, 2012, the Company entered into a Loan Agreement with I.O.C. pursuant to which it borrowed $3,500,000. The loan bears interest at a rate of Libor + 5.5% per annum and matures on March 29, 2013, when all accrued interest and principal is due and payable. The loan may be prepaid at any time without penalty or premium. The loan is unsecured. The purpose of the loan was to provide funds to Isramco for the payment of amounts were due to the Lenders under the Senior Credit Facility.

F.           On April 29, 2012, the Company entered into another Loan Agreement with I.O.C., pursuant to which it borrowed $10,000,000. The loan bears interest of Libor + 5.5% per annum and matures on April 30, 2013, when all accrued interest and principal is due and payable. The loan may be prepaid at any time without penalty or premium. The loan was funded by IOC in three monthly installments starting April 2012. The loan is unsecured. The purpose of the loan was to provide funds to Isramco for the payment of amounts that were due to the Lenders under the Senior Credit Facility that was paid in full June 29, 2012.

Reimbursements related to Litigation Involving Officers, Directors and Affiliates

           We disclosed information in our Quarterly Report on Form10-Q for the three months ended September 30, 2011 and our Annual Report on Form 10-K for the year ended December 31, 2011,  relating to three  shareholder derivative petitions that were filed by individual stockholders of the Company in the District Court of Harris County, Texas.  These petitions each named certain of our officers and directors as defendants.  Each of these suits claims that the stockholders were damaged as a result of various breaches of fiduciary duty, self dealing and other wrongdoing in connection with the Goodrich Agreement, primarily on the part of the Company’s Chairman of the Board, Chief Executive Officer and President, Haim Tsuff, and other directors along with other matters. These cases had all been previously consolidated into a single case, called Lead Cause No. 2009-34535; In Re Isramco, Inc. Shareholder Derivative Litigation (the “Derivative Litigation”); In the 55th Judicial District Court of Harris County, Texas (the “Court”).

Although the defendants disputed the allegations of the plaintiffs and believed them to be without merit, subsequently the derivative plaintiffs, the Company and the other defendants reached a settlement of this litigation (the “Settlement”).   Among the substantive provisions of the Settlement are that the Company has agreed to revise the Goodrich Agreement to delete section 2(ii) effective January 1, 2011, adopt and/or maintain certain corporate governance reforms and pay plaintiffs’ counsel’s attorneys’ fees and expenses of $1 million. Prior to the entry of the judgment on the final settlement, Yuval Lapiner filed an intervention, objection to the settlement, and motion for attorney’s fees.  All motions were denied by the trial court and Mr. Lapiner appealed.  The Company, putative plaintiffs and directors filled a motion to dismiss the appeal.  Mr. Lapiner has replied.  The court of appeals has scheduled oral argument for January 9, 2013.

The Company did not have directors’ and officers’ liability insurance applicable for the time period in which the above claims allegedly arose in the shareholder derivative case and the Company has indemnified its officers and directors costs and expenses of each of the above described items of litigation. These include payments of $11,713.74 and $81,849.67 to Haim Tsuff (or his counsel) for the periods ending December 31, 2010 and 2011, respectively, and payments of $91,215.56 and $190,729.84, respectively, to Jackob Maimon, Max Pridgeon and Michelle R. Cinnamon-Flores, a former director (or their counsel).  A portion of those fees may have included some representation of the Company as the work was allocated among the various counsel representing the parties at various times during the process based on time availability, experience, and expertise,  as the Company was paying for the representation of itself and its named directors.

On or about September 21, 2011, the Company’s former vice president and general counsel, Dennis Holifield resigned.  Mr. Holifield had been hired in March, 2011. On or about October 12, 2011, Mr. Holifield submitted a “Summary Report” to the SEC (the “Summary Report”), in which made numerous factual allegations regarding Haim Tsuff, the Company‘s Chairman of the Board, Chief Executive Officer and President; Edy Francis, the Company’s Chief Financial Officer; Amir Sanker, the Company’s Asset Manager; and other Company personnel.  In the Summary Report, Mr. Holifield characterized the alleged conduct as illegal or criminal.

Messrs. Tsuff, Francis, and Sanker have reviewed all of Mr. Holifield’s allegations and have advised the Company that they have not engaged in any criminal conduct or other illegal activity. As of November 3, 2011, the Company’s Board of Directors has constituted a committee of independent directors consisting of Max Pridgeon and Asaf Yarkoni which has been directed to investigate all of the Holifield allegations and report back to the full board and make any recommendations, if any, for corrective action.  That investigation is ongoing and it is anticipated that it will conclude by December 31, 2012.

On October 31, 2011 the Company received a written demand from, Mr. Holifield’s attorney on the Company for an employment claim of $900,000.  The Company has reviewed the claim and finds no merit to the claim.  No lawsuit has been filed. There is director and officer’s coverage in effect at the time this claim was made.

EQUITY COMPENSATION PLAN INFORMATION

The 1993 Stock Option Plan (the 1993 Plan) was approved at the annual meeting of shareholders held in August 1993. As of December 31, 2009, 20,050 shares of common stock were reserved for issuance under the 1993 Plan. Options granted under the 1993 Plan may be either incentive stock options under the Internal Revenue Code or options that do not qualify as incentive stock options. Options granted under the 1993 Plan may be exercised for a period of up to ten years from the grant date. The exercise price for an incentive stock option may not be less than 100% of the fair market value of Isramco's common stock on the date of grant. All the options granted under the 1993 Plan to date were fully vested on the date of grant. The administrator of the 1993 Plan may set the exercise price for a nonqualified stock option at less than 100% of the fair market value of Isramco's common stock on the date of grant.

On December 30, 2011, the shareholders approved the 2011 Stock Incentive Plan.  The aggregate number of shares of common stock which may be issued or used for reference purposes under the 2011 Stock Incentive Plan (“2011 Plan”) or with respect to which awards may be granted is 200,000 shares.

Independent members of our board of directors, as well as employees of, and consultants to, us or any of our subsidiaries and affiliates, are eligible to receive awards under the 2011 Plan. The selection of participants is within the sole discretion of the Compensation Committee.

Our Compensation Committee may grant nonqualified stock options to purchase shares of our common stock to any eligible participant and incentive stock options to purchase shares of our common stock only to eligible employees. The Compensation Committee determines the number of shares of our common stock subject to each option, the term of each option, which may not exceed ten years, or five years in the case of an incentive stock option granted to a 10.0% shareholder, the exercise price, the vesting schedule, if any, and the other material terms of each option.

The Compensation Committee may also award shares of restricted stock and subject to limitations under applicable law, make a grant of such other stock-based awards, including, without limitation, performance units, dividend equivalent units, stock equivalent units, restricted stock units and deferred stock units under the 2011 Plan that are payable in cash or denominated or payable in or valued by shares of our common stock or factors that influence the value of such shares.

The following table sets forth information as of December 31, 2011 with respect to the Company's equity compensation plan that has been approved by its stockholders.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plan approved by security holders	—	—	220,050
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	220,050

The Company has two plans, the 1993 Stock Option Plan and the 2011 Plan, each of which was approved by stockholders.  There are no other equity compensation plans outstanding.

SECTION 21(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 21(a) of the Exchange Act requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file certain reports regarding ownership of, and transactions in, the Company's securities with the SEC.  These officers, directors and Stockholders are also required by SEC rules to furnish the Company with copies of all Section 21(a) reports that they file with the SEC.

Based solely on review of the copies of such forms received by the Company with respect to 2011, the Company believes that all of the filing obligations of officers, directors and 10% Stockholders under Section 21 (a) during 2011 have been fulfilled.

PROPOSAL 1
ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of six (6) members. The six persons named below, who are each currently serving as directors, have been re-nominated by the Board of Directors for election to hold office until the next annual meeting and until their successors are elected and have been qualified.

It is the intention of the persons named in the accompanying proxy to vote FOR the election of the persons named below as directors of the Company, unless authority to do so is withheld. Proxies cannot be voted for a greater number of persons than the nominees named. If events not now known or anticipated make any of the nominees unwilling or unable to serve, the proxies will be voted (in the discretion of the holders of such proxies) for other nominees not named herein in lieu of those unwilling or unable to serve. The Board of Directors is not aware of any circumstances likely to cause any nominee to become unavailable for election.

NAME	AGE	POSITION
Haim Tsuff	54	Chairman of the Board, Chief Executive Officer, President, and Director

Joseph From	57	Director

Max Pridgeon	45	Director

Itai Ram	33	Director

Frans Sluiter	44	Director

Asaf Yarkoni	37	Director

            The following describes at least the last five years of business experience of the directors standing for re-election. The descriptions include any other directorships at public companies held during the past five years by these directors.  No family relationship exists between any director and executive officer of the Company.

Haim Tsuff has been a director of the Company since January 1996 and the Chairman of the Board of Directors and Chief Executive Officer since May 1996.Mr. Tsuff was also appointed President in 2012. Mr. Tsuff is the sole director and owner of United Kingsway Ltd. and Chairman of YHK General Manager Ltd. (which entity effectively controls Equital, J.O.E.L., Naphtha Petroleum and Naphtha Holdings) and may be deemed to control the Company. Mr. Tsuff brings to our Board significant experience in international business, including the energy industry and finance.

Joseph From was appointed to the Company’s Board of Directors on June 29, 2010. Mr. From is employed as a drilling manager at Star Energy, a UK based energy company with a primary focus on gas storage development and the UK’s second largest onshore oil producer, a position that he has held since June 2007. Prior to joining Star Energy, from August 1998 to April 2007, Mr. From served as General Manger at Equital, an affiliate of the Company, where he was in charge of oil and gas activities and operations, including drilling and production and economic evaluation of oil and gas projects. From 1997 through 1998, he served as Chief Engineer (Oil and Gas division) at the Company where he oversaw drilling on onshore wells in Israel. Mr. From’s petroleum industry background and experience provides the Board with the experience and breadth needed to consider the options that are available in determining drilling/exploration issues.

Max Pridgeon has been a director of the Company since April 2001. Since December 2002, Mr. Pridgeon has served as a director and executive officer of Griffin Decorations, a business which he founded. From March 1995 through December 2002, he served as director of MAXIM Wholesale and Marketing Co., a company which he founded. Concurrently, from February 1999, Mr. Pridgeon has also served as a manager of sales for Europe and the Middle East for Blenfin XI, Netherlands, a company that engages in the distribution of wooden picture frames. From April 1996 through January 1999, Mr. Pridgeon served as a property acquisitions consultant to M.A. Realistic Estate, Netherlands, a company engaged in the ownership and management of hotels in the Netherlands. From September 1989 through March 1995, Mr. Pridgeon served as account manager and then export manager at VERNO Holland, a company engaged in the marketing and distribution of oil paintings. Mr. Pridgeon’s experience in managing and overseeing a diversified business practice equip him with the skill set needed by our Board.

Itai Ram was elected to the board in 2011.  Mr. Ram is the Director of Mobile Products at Paperless Post Inc., a consumer Internet startup that provides delivery services of social paperless stationeries, a position he has held since May 2012.  Prior to joining Paperless Post Inc., Mr. Ram was employed by Apple, Inc., in the positions of Software Engineering Program Manager, iPhone/iPad OS from  2011 to 2012, Program Manager, iPad from  2009 to  2011, and Program Manager, iMac  from 2009 to  2011.  Prior to joining Paperless Post, Inc, Mr. Ram was employed by Intel Corporation’s Mobile Wireless Group, in the positions of Mobile Systems Engineer from 2006 to  2007, Wi-Fi Algorithms and Design Engineer from  2005 to 2006, and Wi-Fi Logic Design Engineer from 2003 to 2005.  Mr. Ram is also a co-founder of Delengo LLC, an early stage e-commerce consumer Internet startup built on top of web and mobile geo-social networks, started in 2009.

Frans Sluiter was elected to the board in 2011.  Mr. Sluiter is employed as a Senior Manager at Accenture, a position he has held since December 2006.  Prior to joining Accenture, Mr. Sluiter was a Partner and Project Manager at Singularity, LLC, responsible for overseeing SAP process integration.  From 2003 to 2006, he served at Intelligroup, from 2004 onwards as Senior Vice President responsible for business development and project delivery for onsite and offshore SAP services. Throughout his career, Mr. Sluiter has acquired extensive experience working with clients in a variety of industries, including Oil and Gas. His broad corporate experience and connections in the industry add to the value he brings to the board.

Asaf Yarkoni was appointed to the Company’s Board of Directors on December 28, 2011.  Mr. Yarkoni is a certified public accountant with over four years of experience with a “Big Four” accounting firm.  He was employed as the Chief Financial Officer of Storwize, a start-up company involved in the provision of data compression services that was acquired and he currently employed working on that consolidation.  Mr. Yarkoni has experience in public accounting and is familiar with the reporting requirements applicable to public companies, both in Israel and in the United States.  Mr. Yarkoni brings significant financial and accounting knowledge and expertise to the Corporation and qualifies to serve as an “audit committee financial expert” under the rules of the SEC.  Mr. Yarkoni’s experience as a certified public accountant was instrumental in his appointment to stand for election to the Board and is expected to provide our board with a critical accounting perspective.

INFORMATION RELATING TO EXECUTIVE OFFICERS

The following individuals are not directors or director nominees, but served as executive officers of the Company or its subsidiaries during 2011.

NAME	AGE	POSITION
Edy Francis	35	Chief Financial Officer

Yossi Levy	60	President of the United States Based Subsidiaries

Jim Hutchinson	51	Vice President and Counsel

Curt L. Warnock	57	Legal Counsel and Corporate Secretary

Edy Francis was appointed Chief Financial Officer on August 2, 2007. From December 2003 through August 2007, Mr. Francis was affiliated with the Tel Aviv based office of Brightman Almagor & Co., Certified Public Accountants and a member firm of Deloitte Touche Tohmatsu where his areas of practice included auditing publicly traded companies, auditing internal controls and preparing tax assessments.

Yossi Levy was the President of Jay Management, LLC, Jay Petroleum LLC, Isramco Resources LLC, Isramco Energy LLC, and Field Trucking and Services, LLC, all of which are Texas limited liability companies and wholly-owned subsidiaries of the Company. He resigned in 2011.

Jim Hutchinson served as Vice President and General Counsel and resigned in 2011.

Curt L. Warnock joined the company in October 2011 and serves as Legal Counsel and Corporate Secretary and manages the human resources and land functions.  From 2009 to 2011 he was a partner in the law firm of Warnock & Caskey, LLC.  Prior to that he was Executive Vice President, General Counsel and Corporate Secretary for a national electrical contracting company, Integrated Electrical Services, Inc (IESC 2001-2009).  Before IESC he was Senior Counsel for Burlington Resources Inc., large independent oil and gas company in Houston (1986-2001). Before that he was Senior Counsel for Pogo Producing Company, an independent oil and gas company in Houston (1981-1986).  Before Pogo Producing Company he was in private practice in Houston with the law firm of Culpepper and Conway (1979-1981).

All officers serve until the next annual meeting of directors and until their successors are elected and qualified. There are no family relationships between any of the above directors or officers, and there is no arrangement or understanding between any of the above directors and any other person pursuant to which he was selected as a director or officer.

INFORMATION ABOUT THE BOARD OF DIRECTORS

INDEPENDENCE AND MEETINGS

During the fiscal year ended December 31, 2011, the Board met on four occasions. During the fiscal year ended December 31, 2011, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

The Board does not have a formal policy with respect to Board members attendance at annual stockholder meetings, though it encourages directors to attend such meetings. None of the directors attended the 2011 annual meeting of shareholders.

The Board of Directors reviewed the independence of each of the Company's directors on the basis of the standards adopted by NASDAQ During this review, the Board considered transactions and relationships between the Company, on the one hand, and each director, members of his or her immediate family, and other entities with which he or she is affiliated, on the other hand. The purpose of this review was to determine which of such transactions or relationships were inconsistent with a determination that the director is independent under the NASDAQ rules. As a result of this review, the Board of Directors affirmatively determined that each of the Company's directors, other than Haim Tsuff and Josef From are, and "independent directors" within the meaning of the NASDAQ rules.

BOARD LEADERSHIP STRUCTURE

Mr. Tsuff has served as Chief Executive Officer and Chairman since 1996.  The Board of Directors believes that its current leadership structure, in which the positions of Chairman and Chief Executive Officer are held by Mr. Tsuff, is appropriate at this time and provides the most efficient and effective leadership for Isramco.  Combining the chairman and chief executive officer roles fosters clear accountability, effective decision-making and alignment on corporate strategy.  We believe that any risks inherent in that structure are balanced by the oversight of our Board of Directors, a majority of who are independent.  Given Mr. Tsuff’s past performance in the roles of Chairman of the Board and Chief Executive Officer, at this time the Board believes that combining the positions continues to be the appropriate leadership structure for our Company and does not impair our ability to continue to practice good corporate governance.  The Board does have a lead independent director, Max Pridgeon.  The Board of Directors believes that Mr. Tsuff’s significant holdings in the Company is sufficient motivation to minimize excessive risk taking and aligns his interest in the best interest of the stockholders.  The structure of Board also serves as oversight to all activities of the company. The Conflict Committee was specifically created to review all related company transactions.  The Audit Committee reviews all claims and litigation each quarter as part of their quarterly review of financials.

Our Board recognizes that no single leadership model is right for all companies and at all times and that, depending on the circumstances, other leadership models, such as a separate independent chairperson of the board, might be appropriate and the Board reviews company and board structure annually.

GOVERNANCE, BOARD OF DIRECTORS AND BOARD COMMITTEE CHANGES

The Board of Directors and the Committees of the Board of Directors made significant changes in governance and structure during 2012.  Among the changes, discussed below, new bylaws (included as an Exhibit to the Company’s most recent report on Form 10-Q), establishment of a new nominating committee and corporate governance committee (“Nominating and Corporate Governance Committee”) and the adoption of new Corporate Governance Guidelines  (included in Appendix B) and  a Nominating and Corporate Governance Charter (included as Appendix C), adoption of a new Audit Committee Charter (included as Appendix D) adoption of a new Compensation Committee Charter (included as Appendix A) and establishment of conflict committee (the “Conflict Committee”) which does not have a specific charter as well as other governance changes discussed below.

BOARD OF DIRECTORS

The Board of Directors established guidelines requiring a majority of directors to be independent, as determined in accordance with the bylaws of the Company and applicable rules of the NASDAQ exchange.  Under such standards, four of the six directors have been determined to be independent directors.  Directors have also certified their belief that they meet such independence standards and that they will annually attend at least one Board meeting in person unless specifically excused by the Chairman of the Board. Directors may only serve on a maximum of two other boards subject to SEC reporting.  Directors have participated in an initial orientation and continuing education thereafter.

LEAD INDEPENDENT DIRECTOR

In 2012 the Board of Directors first elected a “Lead Independent Director” as such term is defined in the Company’s bylaws and Nominating and Corporate Governance Committee Charter.  In 2012, Max Pridgeon was elected to this position.  The Lead Independent Director chairs the executive sessions of the Board and is the principle liaison between the independent directors and Chief Executive Officer.  The Lead Independent Director also is responsible for or required to participate in timing and agenda for Board and Committee meetings, requesting for and providing information to the independent directors, receive reports from the Nominating and Governance Committee and evaluation, along with the Compensation Committee and the Board the performance of the Chief Operating Officer.

The Board of Directors has established four standing committees: the Audit Committee, the Compensation Committee, the Conflict Committee, and Nominating and Corporate Governance Committee.  The Board of Directors also retains a temporary special investigative committee (the “Special Investigative Committee”).

AUDIT COMMITTEE

The members of the Audit Committee are Max Pridgeon, Frans Sluiter and Asaf Yarkoni.  The Board of Directors has determined that Mr. Pridgeon, Mr. Sluiter and Mr. Yarkoni met the independence criteria set out in Rule 5605(a)(2) of the NASDAQ Marketplace Rules.  The Board determined that Mr. Yarkoni, the committee financial expert" as defined by the rules of would qualify as an independent director and an audit committee financial expert if elected. The Audit Committee met five times in 2011.

       In 2012 the Board adopted a new charter governing the duties and responsibilities of the Audit Committee (Appendix D hereto attached)  The Audit Committee’s primary duties and responsibilities are to:

•
Monitor and review the accuracy and fairness of the Corporation’s financial reports and monitor and ensure the adequacy of the Corporation’s systems of internal controls regarding finance, accounting, and legal compliance.

•	Monitor the independence and performance of the Corporation’s independent auditors.

•	Provide an avenue of communication between the independent auditors, management, accountants and the Board of Directors.

The Audit Committee has the authority to conduct or authorize investigations into any matter within the scope of its responsibilities and it shall have direct access to the independent auditors as well as anyone in the organization.

THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The current members of the Nominating and Corporate Governance Committee are Max Pridgeon, Asaf Yarkoni and Haim Tsuff.  The Nominating and Corporate Governance Committee met once in 2011.  In 2012 the Board adopted a new charter governing the duties and responsibilities of the Nominating and Corporate Governance Committee (attached Appendix C).

The Nominating Committee considers many factors when evaluating candidates for the nomination to the Board of Directors, with the goal of fostering a Board of Directors comprised of directors with a variety of experience and backgrounds. Important factors considered as part of the Nominating Committee's evaluation include (without limitation) (i) roles and contributions valuable to the business community, (ii) personal qualities of leadership, character and judgment, and whether the candidate possesses and maintains throughout service on the Board a reputation in the community at large of integrity, trust, respect, competence and adherence to high ethical standards, (iii) relevant knowledge and diversity of Board members’ background and experience (iv) whether the candidate has the time required for preparation, participation and attendance at meetings, and (v) requirements relating to Board and Board committee composition under applicable law and NASDAQ listing standards. Depending upon the Company's then-current needs, certain factors may be weighed more or less heavily. In considering candidates for the Board of Directors, the Nominating Committee will consider the entirety of each candidate's credentials and does not have any specific minimum qualifications that must be met. However, the Nominating Committee does believe that all members of the Board of Directors should have the highest character and integrity and sufficient time to devote to Company matters.

In addition to considering candidates proposed by officers or other directors of the Company as candidates for nomination as a director, the Nominating Committee considers persons recommended by Stockholders.  In evaluating candidates proposed by Stockholders the Nominating Committee uses the same selection criteria as it uses to evaluate other potential nominees. Recommendations should be submitted to the Secretary of the Company. Each recommendation should include a personal biography of the suggested candidate, an indication of the background or experience that qualifies such person for consideration, and a statement that such person has agreed to serve if nominated and elected. Stockholders who wish to nominate a person for election to the Board of Directors themselves, rather than recommending a candidate to the Nominating Committee for potential nomination by the Board of Directors, must comply with applicable law.

While the Nominating Committee does not have a formal policy with respect to diversity, the Board and the Committee believe that it is essential that Board members represent diverse business backgrounds and experience. A background in or experience with the oil & gas industry is desirable, but not a precondition to nomination.  In considering candidates for the Board, the Nominating Committee considers the entirety of each candidate’s credentials in the context of these standards.  We believe that the backgrounds and qualifications of our directors, considered as a group, should and do provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.

 In addition the Nominating and Governance Committee reviews the advisability of a director’s continued service on the Board when the director’s principal occupation or business association changes, or when circumstances arise which may raise questions about the director’s continuing qualifications in relation to the Board membership criteria referred to above. In addition, the Committee will:

Review the resignation of any director.

Review the Board’s committee structure and recommend to the Board the appointment of committee members and chairs.

Define and articulate the Corporation’s overall corporate governance structures, including the development and recommendation to the Board of Directors of the Isramco Corporate Governance Guidelines.

Review Guidelines periodically, recommending changes as necessary to reflect sound governance practices.

Review the Corporation’s position and practices on significant issues of corporate public responsibility such as protection of the environment, and philanthropic contributions.

CONFLICT COMMITTEE

The Conflict Committee consists of Asaf Yarkoni and Frans Sluiter, two independent directors.  Although the Conflict Committee does not have a written charter, before any transaction between the Company and any officer or director or between the Company and any entity controlled by an officer or director,  it must be submitted for approval by the Conflict Committee.  The Conflict Committee, except as may be otherwise specified by the Board of Directors by unanimous written consent, all the power and authority of the Board of Directors in connection with approving and authorizing proposed transactions between the Company and any officer or director or entity controlled by any officer or director.  In that role the Conflict Committee has reviewed and approved sales of affiliated company stock all affiliated company financing. The Conflict Committee was created in 2012 and thus met no times in 2011.

COMPENSATION COMMITTEE

The Compensation Committee consists of Max Pridgeon, Itai Ram and Joseph From and is responsible for reviewing the compensation arrangements in effect for the Company's executive officers.  The Compensation Committee met twice in 2011.

The Compensation Committee sets compensation policy and administers the Company’s compensation programs for the purpose of attracting and retaining skilled executives who will promote the Company’s business goals and build stockholder value. The Committee is also responsible for reviewing and making recommendations to the Board regarding all forms of compensation to be provided to the Company’s named executive officers, including stock compensation and bonuses. A charter for the Compensation Committee was adopted in 2012 and is attached as Appendix A

The Compensation Committee reviews and recommends to the Board for approval compensation arrangements for our executive officers, key employees and non-employee directors. The Compensation Committee recommends all incentive compensation awards, which are then subject to board review and approval.  The Chief Executive Officer recommends to the Compensation Committee the goals, objectives and compensation for all executive officers and key employees, except himself, and responds to requests for information from the Compensation Committee. Our Chief Executive Officer has no role in approving his own compensation. The Compensation Committee periodically reviews and recommends the compensation of non-executive directors. The Compensation Committee does not delegate its authority and has the sole responsibility of retaining outside counsel or other consultants for the purpose of executing its mandate.

TRADING COMPLIANCE CONTROL COMMITTEE

The Board of Directors has also appointed a committee consisting of Edy Francis and Curt L. Warnock, both non-directors, as responsible for ensuring compliance with the Company’s stock trading and market communication policy.  This is not a committee of the board but a monitoring and reporting function to the Board.

CODE OF BUSINESS ETHICS AND CONDUCT

The Company has adopted a Code of Business Ethics and Conduct (the "Code of Conduct") that applies to all of its employees. A copy of the Code of Conduct was filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2005. If the Company makes any substantive amendment to the Code of Conduct or grants any waiver from a provision of the Code of Conduct to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Although the Company does not have formal procedures for Stockholder communication with the Board of Directors, Stockholders of the Company are encouraged to communicate directly with the members of the Board. Persons interested in communicating their concerns or issues to the independent directors may address correspondence to a particular director, or to the independent directors generally in care of the President, Chief Executive Officer and Chairman of the Board, Mr. Haim Tsuff. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chairman of the Audit Committee. Company personnel will not screen or edit such communications and will forward them directly to the intended member of the Board.

BOARD’S ROLE IN RISK OVERSIGHT

Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has the ultimate responsibility for the oversight of risk management.  Senior officers attend meetings of the Board of Directors, provide presentations on operations, and are available to address any questions or concerns raised by the Board of Directors, its committees, or any individual director.  Additionally, our Board committees are charged with assisting the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk.  The Audit Committee coordinates the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct.  Management regularly reports to the Audit Committee on these areas.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of the Company's filings under the Securities Act of 1933 or under the Exchange Act, except to the extent the Company specifically incorporate this report by reference.

The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2011.  These financial statements include the consolidated balance sheets of the Company as of December 31, 2010 and 2009, and the related consolidated statements of operations, Stockholders' equity and cash flows for each of the three years in the period ended December 31, 2011 and the notes thereto.

REVIEW WITH MANAGEMENT.  The Audit Committee has reviewed and discussed the Company's audited financial statements with management.

REVIEW AND DISCUSSIONS WITH INDEPENDENT ACCOUNTANTS.  The Audit Committee has discussed with M&B, the Company's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) that includes, among other items, matters related to the conduct of the audit of the Company's financial statements.  The Audit Committee has also received disclosures and the letter from M&B required by Independence Standards Board Standard No. 1 (that relates to the accountant's independence from the Company and its related entities) and has discussed with the auditors its independence from the Company.

CONCLUSION.  Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

AUDIT COMMITTEE

MAX PRIDGEON

ASAF YARKONI

FRANS SLUITER

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF MALONE BAILEY, LLP

AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTING FIRM

FOR THE YEAR ENDING DECEMBER 31, 2012

The Audit Committee has selected Malone Bailey, LLP ("M&B") as the Company's independent public accounting firm for the year ending December 31, 2012. The Board has directed that such appointment be submitted for ratification by the Stockholders at the Annual Meeting.

It is anticipated that a member of M&B will be available at the Annual Meeting and will be available to respond to appropriate questions.

If the Shareholders do not ratify the selection of M&B as the Company's independent public accounting firm for the year ending December 31, 2012, the Audit Committee will reconsider the appointment. However, even if the Shareholders do ratify the selection, the Audit Committee may still appoint a new independent public accounting firm at any time during the year if it believes that such a change would be in the best interests of Company and its Shareholders.

AUDIT FEES

The following table presents fees for professional audit services rendered by M&B for the audit of the Company's annual financial statements for fiscal years 2011 and 2010 and fees billed for other services rendered during 2010 and 2009.

	Fiscal 2011	Fiscal 2010
Type of Service/Fee

Audit Fees (1)	$345,000	$341,000

Audit Related Fees (2)	$--	--

Tax Fees (3)	$23,980	$--

All Other Fees (4)	50,950	--

(1) Audit Fees consist of fees for professional services rendered for the audit of the Company's consolidated financial statements included in its Annual Report on Form 10-K and the review of the interim financial statements included in its Quarterly Reports on Form 10-Q, and for the services that are normally provided in connection with regulatory filings or engagements.

(2) Includes fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements.  This category includes fees related to consultation regarding generally accepted accounting principles.

(3) Tax Fees consist of fees for tax compliance, tax advice and tax planning.

(4) All Other Fees consist of fees for products and services not included in the above categories.

The Audit Committee reviewed the non-audit services rendered for fiscal 2011 and fiscal 2010 as set forth in the above table and concluded that such services were compatible with maintaining the public accounting firm's independence.  The Audit Committee's policy is to pre-approve all audit services and all non-audit services that Company's independent public accounting firm is permitted to perform for Company under applicable federal securities regulations.  As permitted by the applicable regulations, the Audit Committee's policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent public accounting firm and general pre-approval of certain categories of engagements up to predetermined dollar thresholds that are reviewed annually by the Audit Committee.  Specific pre-approval is mandatory for the annual financial statement audit engagement, among others.  None of the fees paid to the independent public accounting firm under the categories Audit-Related Fees, Tax and All Other Fees described above were approved by the Audit Committee after services were rendered pursuant to the de minimis exception established by the SEC.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS RATIFY THE APPOINTMENT OF MALONE BAILEY, LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2012.

 OTHER MATTERS

Management does not intend to present to the meeting any matters other than matters referred to herein, and as of this date Management does not know of any matter that will be presented by other persons named in the attached proxy to vote thereon in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS

Under the rules of the SEC, proposals of Shareholders intended to be presented at the 2012 annual meeting of Shareholders must be made in accordance with the by-laws of the Company and received by the Company at its principal executive offices for inclusion in the Company's proxy statement for that meeting no later than April 30, 2012.  The Board of Directors will review any Shareholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 2012 proxy statement.

SOLICITATION OF PROXIES

The Company will pay the cost of the solicitation of proxies. Solicitation of proxies may be made in person or by mail, telephone, or telecopy by directors, officers, and employees of the Company. The Company may also engage the services of others to solicit proxies in person or by telephone or telecopy. In addition, the Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such persons for the costs related to such services.

It is important that your shares be represented at the Annual Meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

BY ORDER OF THE BOARD OF DIRECTORS

Haim Tsuff

Chairman of the Board

Chief Executive Officer

President

Appendix A

CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS OF ISRAMCO, INC.

Purpose and Organization

The purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors relating to compensation of the Corporation’s executives and to produce an annual report on executive compensation for inclusion in the Corporation’s proxy statement, as may be required by applicable rules and regulations.

The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, appoints members of the Committee. The members of the Committee serve until their successors are duly elected and qualified, and the Board of Directors in its discretion may remove them. The Committee shall be comprised of at least two (2) directors, each of whom shall satisfy the independence standards as specified in the Corporation’s by-laws. No director shall serve on the Committee for more than five (5) consecutive years. The members of the Committee are not eligible to participate in any of the plans or programs that the Committee administers. The Committee meets periodically in executive sessions without members of management or management directors present.

Roles and Responsibilities

1.	The Committee is responsible for defining and articulating the Corporation’s overall executive compensation philosophy.
2.
The Committee is responsible for administering and approving all elements of compensation for corporate officers. It also approves participation in all material awards, grants, and related actions under the Corporation’s various equity plans, if any. For purposes of this Charter, “corporate officers” means the Chief Executive Officer, the President and the Chief Financial Officer of the Corporation.

3.
The Committee has the direct responsibility to review and approve the corporate goals and objectives relevant to the compensation of the Chief Executive Officer (“CEO”) compensation, evaluate the CEO’s performance in light of those goals and objectives, and together with the other independent directors, determine and approve the CEO’s compensation level based on this evaluation. The Committee reviews its determinations with respect to the CEO’s compensation level with the independent members of the Board.

4.	The Committee reviews compensation structure for Corporation’s officers and provides oversight of management’s decisions regarding performance and compensation of other employees.
5.	The Committee reports to stockholders on executive compensation items as required by the Securities and Exchange Commission.
6.	The Committee monitors compliance of stock ownership guidelines.
7.	The Committee has responsibility for reviewing the Corporation’s management resources programs and for reviewing and or recommending qualified candidates for election as officers.
8.	The Committee has the authority to delegate appropriate matters to subcommittees as the Committee may determine in its discretion.
9.
The Committee has the sole authority to retain consultants and advisors as it may deem appropriate in its discretion. The Board of Directors has the sole authority to approve related fees and other retention terms.

10.	The Committee conducts an annual evaluation of its performance.
11.	The Chairman of the Committee reports the actions and recommendations of the Committee to the full Board of Directors after each Committee meeting.
12.	The Committee reviews the adequacy of this Charter from time to time, recommending any proposed changes to the Board of Directors for approval.

Appendix B

CORPORATE GOVERNANCE GUIDELINES
OF THE BOARD OF DIRECTORS OF ISRAMCO, INC.

Number, Structure and Function of Committees

•	The number, structure, and function of Board Committees are reviewed periodically by the Nominating and Corporate Governance Committee.

•	The Audit Committee, the Corporate Governance and Nominating Committee, and the Compensation Committee shall each have a written charter.

Board Meetings

•	The frequency and length of Board meetings are determined by the Chairman of the Board, the Lead Independent Director and Committee Chairs with input from the directors.

•	Meeting schedules are approved by the full Board.

•
The Board will meet in person at least once each year.  The Board shall, giving due consideration to the cost and expense required, attempt to meet in person as often as possible.  In the event one or more directors cannot attend in person, attendance by conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute presence in person at the meeting.  Two or more missed Board or Committee meetings by any one member in a single year must be addressed by the Chairman of the Board.

•
Minutes for all Board meetings shall include the actions approved in that meeting and shall be written and circulated within seven business days of the meeting for review by the relevant Board members.

Agenda Items

•	Agenda items are determined by the Chairman of the Board, the Lead Independent Director and Committee Chairs with input from the directors.

•
The Board and its committees shall limit the use of written consents to situations where it is necessary to do so, such as where a written resolution is required for legal or technical reasons or in urgent situations.

•
When action by written consent is necessary, the documents shall reflect the reason why the action was taken by written consent, the date upon which the committee’s action occurred, when each of the directors signed the document, and state why the action was not documented contemporaneously with the Board action.

Briefing Information

•	Briefing materials and other relevant information are distributed in advance of meetings.

Presentations by Management

•	As requested, members of management report at each meeting on business and other topics of interest to the Board.

Executive Sessions

•
The Corporation's independent directors shall meet at least four (4) times per year without the presence of the other directors, which meeting may be concurrent with committee meetings, at the discretion of the independent directors.

Reports by the Committees to the Board

•
The Committees regularly report to the Board on their proceedings and deliberations. The Committees also bring to the Board for consideration those matters and decisions which the Committees judge to be of special significance.

Director Qualifications, Responsibilities, Orientation and Continuing Education

•
Director qualifications are reviewed by the Nominating and Corporate Governance Committee and subsequently by the Board in connection with the nomination of candidates for election at the annual meeting.

•
The Corporation’s business is managed under the direction of the Board of Directors. Directors are expected to invest the time and effort reasonably necessary to understand the Corporation’s business and financial strategies and challenges. The basic duties and responsibilities of the directors include attending Board meetings, preparing for meetings by advance review of any meeting materials and actively participating in Board discussions. Directors are also expected to make themselves available outside of Board meetings for advice and consultation.

•
The Corporate Secretary is responsible for providing orientation materials to, and scheduling orientation sessions for, new directors. The Corporate Secretary will also work with the Chairman and Committee Chairs as necessary to periodically provide materials and other guidance that would assist directors with their continuing education.

Candidates

The Nominating and Corporate Governance Committee identifies and evaluates proposed candidates for addition to the Board, including candidates proposed by third parties. Invitations to new directors are authorized by the Board. Individuals are selected to join the Board based on their business or professional experience, the diversity of their background, and their array of talents and perspectives.

Director Independence

•
The Board shall be composed of a majority of independent directors. In order to be considered independent, an individual must satisfy the independence standards as established in the Corporation’s articles of incorporation and/or by-laws.

•	The Audit Committee and the Compensation Committee shall be composed entirely of independent directors.

•
The Nominating and Corporate Governance Committee and the full Board annually review the financial and other relationships between the non-management directors and the Corporation. The Nominating and Corporate Governance Committee makes recommendations to the Board about the independence of non-management directors, and the Board determines whether such directors are independent.

Change in Position

•
Each director will advise the Board upon a change in position or responsibility in his or her principal occupation. In such event, continued service as a director will be subject to review by the Nominating and Corporate Governance Committee and the Board.

•	Employee directors are required to resign upon leaving the Corporation, subject to review by the Nominating and Corporate Governance Committee and the Board.

Retirement Age

•	Non-management directors shall not stand for reelection at the first annual meeting following age 74, subject to review by the Nominating and Corporate Governance Committee and the Board.

Director Compensation and Stock Ownership

•	Director compensation and stock ownership are periodically reviewed by the Nominating and Corporate Governance Committee, usually on an annual basis.

•
The Nominating and Corporate Governance Committee’s review includes comparison of Corporation’s director compensation practices against the practices of other comparable companies. The objectives of the review include ensuring that the interests of the directors continue to be closely aligned with the interests of the Corporation’s stockholders.

Board and Committee Self-Evaluation

The Board evaluates its performance regularly in executive session. The Board shall conduct these evaluations at least annually. Each Committee shall also conduct an evaluation of its performance at least annually.

Access to Senior Management and Independent Advisors

•	Management is available to discuss matters of concern to directors and directors have regular access to senior management

•	The Board may retain independent advisors as it deems appropriate in its discretion.

•	The Committees shall have standing authorization retain independent advisors of their choice, at the expense of the Corporation, who shall report directly to the Committee that retained them.

Evaluation of the CEO

•	The performance of the CEO is reviewed periodically by the Compensation Committee and annually by the Board, excluding the CEO in the event that he or she is also a Director, in executive session.

Appendix C

CHARTER OF THE NOMINATING AND CORPORATE
GOVERNANCE COMMITTEE OF THE BOARD
OF DIRECTORS OF ISRAMCO, INC.

PURPOSE

The Nominating and Corporate Governance Committee (the “Committee’) of the Board of Directors (“Board”) of Isramco, Inc. (the “Corporation”) establishes Board membership criteria, assists the Board by identifying individuals qualified to become Board members; facilitates the annual review of the performance of the Board and its committees, periodically reviews management succession plans, and makes recommendations to the Board with respect to corporate governance principles.

MEMBERSHIP

The members of the Committee and Chairperson of the Committee are appointed and subject to replacement by the Board. The members of the Committee serve until their successors are duly elected and qualified, and they may be removed by the Board of Directors in its discretion. The Committee is comprised of at least two (2) directors, at least one of whom satisfies the independence standards as established in the Corporation’s certificate of incorporation and/or by-laws. The Committee shall meet periodically in executive sessions without members of management or management directors present.

ROLES AND RESPONSIBILITIES

The responsibilities of the Committee include:

Review with the Board the appropriate size of the Board and the requisite skills and characteristics of its members.

Assess Board candidates, including, but not limited to, consideration of the following criteria: (i) roles and contributions valuable to the business community, (ii) personal qualities of leadership, character and judgment, and whether the candidate possesses and maintains throughout service on the Board a reputation in the community at large of integrity, trust, respect, competence and adherence to high ethical standards, (iii) relevant knowledge and diversity of Board members’ background and experience (iv) whether the candidate has the time required for preparation, participation and attendance at meetings, and (v) requirements relating to Board and Board committee composition under applicable law and NASDAQ listing standards.

 Review the advisability of a director’s continued service on the Board when the director’s principal occupation or business association changes, or when circumstances arise which may raise questions about the director’s continuing qualifications in relation to the Board membership criteria referred to above. In addition, the Committee will review the resignation of any director.

Review the Board’s committee structure and recommend to the Board the appointment of committee members and chairs.

Define and articulate the Corporation’s overall corporate governance structures, including the development and recommendation to the Board of Directors of the Isramco Corporate Governance Guidelines.

Review Guidelines periodically, recommending changes as necessary to reflect sound governance practices.

Review the Corporation’s position and practices on significant issues of corporate public responsibility such as protection of the environment, and philanthropic contributions.

Review stockholder proposals.

QUALIFIED DIRECTOR CANDIDATES

Identify individuals that the Committee believes are qualified to become Board members in accordance with the Board membership criteria and approve and recommend such nominee or nominees to the Board to stand for election at the next meeting of stockholders of the Corporation at which directors will be elected.

In the event there is a vacancy on the Board, identify individuals that the Committee believes are qualified to become Board members in accordance with the Board membership criteria set forth above, and recommend such person or persons for appointment to the Board.

Review and assess the independence of each director nominee, taking into consideration the independence standards as established in the Corporation’s by-laws.

Review and evaluate stockholder nominees for director (submitted in accordance with the Corporation’s Bylaws and applicable law) in accordance with the Board membership criteria set forth above.

BOARD AND COMMITTEE SELF-ASSESSMENT

Assist the Board with periodic self-assessments of the Board and its committees, with the goal of improving the effectiveness of the Board.

Periodically review the Corporation’s non-management director compensation practices.

SUCCESSION PLANNING

Review periodically with the Chairman and CEO his or her assessment of corporate officers and succession plans relating to their positions.

MEETINGS, REPORTS, CHARTER REVIEW, PERFORMANCE EVALUATION AND OUTSIDE ADVISORS

Hold regular meetings of the Committee, reporting significant matters arising from such meetings to the Board. A majority of the members of the Committee shall constitute a quorum. A majority of the members present (in person or by telephone or videoconferencing equipment) shall decide any matter brought before the Committee.

Review and reassess the adequacy of this Charter at least annually and submit any changes to the Board for approval.

The Committee shall have the authority to retain search firms to assist in identifying director candidates, and to retain outside counsel and any other advisors as the Committee may deem appropriate in its sole discretion. Fees and retention terms shall be approved by the Board of Directors.

The Chairperson of the Committee reports the actions and recommendations of the Committee to the full Board of Directors after each Committee meeting.

Appendix D

CHARTER OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS OF ISRAMCO, INC.

AUDIT COMMITTEE PURPOSE

The Audit Committee of the Board of Directors of Isramco, Inc. (the “Corporation”) is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•
Monitor and review the accuracy and fairness of the Corporation’s financial reports and monitor and ensure the adequacy of the Corporation’s systems of internal controls regarding finance, accounting, and legal compliance.

•	Monitor the independence and performance of the Corporation’s independent auditors.

•	Provide an avenue of communication between the independent auditors, management, accountants and the Board of Directors.

The Audit Committee has the authority to conduct or authorize investigations into any matter within the scope of its responsibilities and it shall have direct access to the independent auditors as well as anyone in the organization.

The Audit Committee has the ability to retain, at the Corporation’s expense, special legal, accounting, or other consultants or advisors it deems necessary in the performance of its duties or to assist in the conduct of any investigation.

AUDIT COMMITTEE COMPOSITION AND MEETINGS

Audit Committee members shall meet the requirements of the NASDAQ Rules or such other national securities market or exchange the Corporation’s equity securities are listed on from time to time and the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”). The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall satisfy the independence standards as specified in the Corporation’s by-laws. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or related financial management expertise and be considered a “financial expert” within the meaning of the Sarbanes Oxley Act. Members of the Audit Committee may, and are encouraged to, enhance their familiarity with finance and accounting by participating in educational programs.

Audit Committee members shall be appointed by the Board of Directors. If the Audit Committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

The Audit Committee will have regular meetings at least five times per year (four of which should coincide with, and precede, the Corporation’s public announcement of its quarterly and annual results) or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee should meet privately and separately, on a regular basis, with management and with the independent auditors, to discuss any matters that the Audit Committee or each of these groups believes should be discussed.

AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

REVIEW PROCEDURES & FINANCIAL REPORTING

1. Review and reassess the adequacy of this Charter at least annually. Submit this Charter to the Board of Directors for approval and have this Charter published in a proxy or information statement at least every three years, or as required by Securities and Exchange Commission regulations.

2. Review the Corporation’s annual audited financial statements and related footnotes prior to filing or distribution. The review should include discussions, which may occur separately as the Committee deems appropriate, with management and with the independent auditors of significant issues and disagreements regarding accounting principles, practices and judgments, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information and the effect of using different accounting principles, practices and judgments.

3. Review the Corporation’s quarterly earnings prior to filing or distribution and discuss with management and with the independent auditors.

4. Review any reports or other documents that include public financial disclosures prior to filing or distribution and discuss with management, if appropriate, whether the information contained in these documents is consistent with the information contained in the Corporation’s financial statements.

5. In consultation with the management and the independent auditors, consider the integrity of the Corporation’s financial reporting processes and adequacy of controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Discuss as appropriate with senior financial management and as necessary with the independent accountant significant assumptions, estimates, and judgments used in the preparation of the Corporation’s financial statements.

6. Review any significant changes in accounting principles or developments in accounting practices and the effects of these changes upon the Corporation’s financial reporting.

7. Review written reports and significant findings, if any, prepared by the independent auditors, including reports regarding the Corporation’s critical accounting policies, alternative treatments of financial information and material communications between the independent auditor and management, and if appropriate, discuss the information contained in the reports with the independent auditors. Review management’s responses, if any, to such reports and findings, including the status of previous recommendations.

8. When prepared, review copies of reports to management by internal accountants and management’s responses to any such reports.  Obtain confirmation from the Corporation’s accountants that the Corporation complies with its financial reporting requirements.

9. Review, annually, the procedures, organizational structure, and qualifications of the Corporation’s accounting department. Discuss with independent auditors the performance of the Corporation’s accounting department and any recommendations the independent auditors may have.

10. Review, annually, policies and procedures, as well as audit results, associated with directors’ and officers’ expense accounts and perquisites, and other uses of corporate assets. Review, annually, a summary of directors’ and officers’ related party transactions and potential conflicts of interest.

INDEPENDENT AUDITORS AND ACCOUNTANTS

1. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors, and the Audit Committee has the ultimate authority and responsibility to select and hire, evaluate and where appropriate, replace the independent auditors. The Audit Committee shall review the performance of the independent auditors; the experience and qualifications of the senior members of the independent auditor team; and the quality control procedures of the independent auditors.

2. On an annual basis, review and approve the fees and other significant compensation to be paid to the independent auditors.

3. Review the non-audit services, if any, provided by the independent auditors to determine status under the Sarbanes-Oxley Act. Pre-approve the provision of any permissible non-audit services by the independent auditors and the related fees of the independent auditors. Consider whether the provision of such services is compatible with maintaining the auditor independence.

4. On an annual basis, the Audit Committee should receive from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Corporation and should discuss with the independent auditors the disclosed relationships or services that may impact the objectivity and independence of the auditors, and take, or recommend that the Board of Directors take appropriate action to ensure the independence of the auditors. Annually, the Audit Committee shall ensure receipt of a formal written statement from the independent auditors with respect to their independence consistent with all applicable standards.

5. Discuss certain matters required to be communicated to audit committees in accordance with the American Institute of Certified Public Accountants: A Statement of Auditing Standards No. 61, including such matters as (i) the consistency of application of the Corporation’s accounting policies; (ii) the completeness of information contained in the financial statements and related disclosures; (iii) the selection of new or changes to the Corporation’s accounting policies; (iv) estimates, judgments and uncertainties; (v) unusual transactions and (vi) accounting policies relating to significant financial statements items, including the timing of transactions and the period in which they are recorded.

6. Obtain and consider the independent auditors’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting, including as appropriate issues such as the clarity of the Corporation’s financial disclosures, the degree of aggressiveness or conservatism of the Corporation’s accounting principles and underlying estimates and other significant decisions made by the management in preparing the financial disclosure.

7. Discuss and review with the internal accountants and the independent auditors the effectiveness and coordination of the internal controls to assure completeness of coverage and to avoid duplication of resources.

8. The accountants will be responsible to the Board of Directors through the Audit Committee. The Audit Committee shall annually review the performance, objectivity and independence of the accountants and recommend to the Board of Directors the appointment of the accountants and any discharge of accountants when circumstances warrant.

INTERNAL AUDIT FUNCTION AND PROCESS

1. Assess the effectiveness of internal controls in consultation with the independent accountants and the Corporation’s Chief Financial Officer. Conduct private review sessions at least annually with the Chief Financial Officer.

LEGAL COMPLIANCE

1. On at least an annual basis, review with the Corporation’s counsel, any legal matters that could have a significant impact on the Corporation’s financial statements, the Corporation’s compliance with applicable laws and regulations, and any inquiries received from regulators or governmental agencies.

OTHER AUDIT COMMITTEE RESPONSIBILITIES

1. Report on the proceedings of the Audit Committee to the full Board of Directors as necessary.

2. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Corporation’s annual proxy statement.

3. Establish and maintain appropriate procedures for the receipt and handling of anonymous submissions from employees of the Corporation regarding questionable accounting practices.

4. Maintain minutes of meetings and report Audit Committee actions to the Board of Directors on a regular basis including any recommendations the Audit Committee deems appropriate.

5. Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

6. Periodically perform self-assessment of Audit Committee performance.

ANNUAL MEETING OF SHAREHOLDERS OF

ISRAMCO, INC.

December 28, 2012

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=03348

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20630000000000001000 5 122812

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. Election of Directors:

- [ ] FOR ALL NOMINEES
- [ ] WITHHOLD AUTHORITY FOR ALL NOMINEES
- [ ] FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ JOSEPH FROM
- ○ MAX PRIDGEON
- ○ ITAI RAM
- ○ HAIM TSUFF
- ○ FRANS SLUITER
- ○ ASAF YARKONI

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

	FOR	AGAINST	ABSTAIN
2. The ratification of Malone Bailey, LLP as the independent public accounting firm for the fiscal year ending December 31, 2012	[ ]	[ ]	[ ]

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement for the Annual Meeting of Shareholders and the 2011 Annual Report to Shareholders.

Mark here if you plan to attend the Annual Meeting [ ]

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

ISRAMCO, INC.

December 28, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=03348

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20630000000000001000 5 122812

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ JOSEPH FROM
- ○ MAX PRIDGEON
- ○ ITAI RAM
- ○ HAIM TSUFF
- ○ FRANS SLUITER
- ○ ASAF YARKONI

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. The ratification of Malone Bailey, LLP as the independent public accounting firm for the fiscal year ending December 31, 2012	☐	☐	☐

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement for the Annual Meeting of Shareholders and the 2011 Annual Report to Shareholders

Mark here if you plan to attend the Annual Meeting ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.